UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices)

(617) 803-8838
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

PixarBio Corporation (the “Company”) issued a press release, dated January 4, 2017, in which the Company responded to InVivo Therapeutics Corporation’s (“InVivo”) false patent and intellectual property claims, which were set forth in a press release on January 3, 2017. In its response, the Company asserts that Francis Reynolds invented the Neuroscaffold for spinal cord injuries, and that he owns the rights to the trademark. The Company, also, increased its offer to acquire InVivo Therapeutics to one hundred million ($100,000,000) dollars, with the condition that Richard Roberts and Ken DiPietro resign from the Board of Directors of InVivo and that Mark Perrin resign as Chief Executive Officer/Chairman of the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated January 4, 2017– PixarBio Corporation Responds to InVivo Therapeutics False Patent and Intellectual Property Claims

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: January 4, 2017	By:	/s/ Francis M. Reynolds
Francis M. Reynolds
Title: Chief Executive Officer

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